UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934
                      (Amendment No. [ ])

Filed by the Registrant    [X ]
Filed by a Party other than the Registrant    [  ]


Check the Appropriate Box:

[  ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[X ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


      -----------------------------------------------------
                   PENN VIRGINIA CORPORATION
      -----------------------------------------------------
        (Name of Registrant as Specified in Its Charter)



      -----------------------------------------------------

      ------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which
         transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
         O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously paid:

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     4)  Date Filed:


                           PENN VIRGINIA CORPORATION
                          ONE RADNOR CORPORATE CENTER
                                   SUITE 200
                              100 MATSONFORD ROAD
                           RADNOR, PENNSYLVANIA 19087

                            ------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Penn Virginia Corporation (the "Company") to be held at the Radnor Hotel, 591 East Lancaster Avenue, Lincoln Room, St. Davids, Pennsylvania 19087, Tuesday, May 5, 1998, at 10:00 a.m., prevailing time, to consider and act on the following matters:

          1. The election of eight directors to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified; and

          2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 6, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A copy of the Company's Annual Report for the year ended December 31, 1997 is being mailed to shareholders together with this Notice.

     In order that your shares may be represented at the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope.

                                          By Order of the Board of Directors

                                           /S/ NANCY M. SNYDER
                                          -----------------------------------
                                          Nancy M. Snyder
                                          Corporate Secretary

Radnor, Pennsylvania
March 27, 1998

                           PENN VIRGINIA CORPORATION

                      ------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1998
                      ------------------------------------

                              GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy are being furnished to shareholders of Penn Virginia Corporation (the "Company") in connection with the solicitation by or on behalf of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., prevailing time, on May 5, 1998 and at any adjournment, postponement or continuation thereof, at the Radnor Hotel, 591 East Lancaster Avenue, Lincoln Room, St. Davids, Pennsylvania 19087. This Proxy Statement and the accompanying proxy are first being mailed on or about March 27, 1998. The Company's principal executive offices are located at One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

RECORD DATE AND VOTING RIGHTS

     Only shareholders of record at the close of business on March 6, 1998 will be entitled to vote at the Annual Meeting. On that date there were outstanding 8,279,758 shares of Common Stock, par value $6.25 per share. On each matter to come before the Annual Meeting, holders of Common Stock will be entitled to one vote for each share held. The presence, in person or by proxy, of shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Under Virginia law, directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote. Cumulative voting rights do not exist with respect to the election of directors.

REVOCABILITY AND VOTING OF PROXY

     All shareholders, regardless of whether they expect to attend the Annual Meeting in person, are requested to vote, date, sign and promptly return the enclosed proxy in the accompanying envelope. Each shareholder has the right to revoke a proxy by filing with the Secretary of the Company a written revocation before the proxy is voted, by submitting to the Company before the taking of the vote a duly executed proxy bearing a later date or by voting the shares subject to such proxy by written ballot at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

     The three officers of the Company designated as proxies to vote shares at the Annual Meeting will vote in accordance with the instructions on the proxy card. If no specific voting instructions are given with respect to the matters to be voted upon, the shares represented by each signed proxy will be voted FOR the election of each of the nominees to the Company's Board of Directors. Management does not expect any matters other than the election of directors to be presented for action at the Annual Meeting.

PROXY SOLICITATION

     The expenses of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Some officers and employees may solicit proxies personally, by telephone or by mail and will not be additionally compensated therefor.

                             ELECTION OF DIRECTORS

     Eight directors will be elected at the Annual Meeting, seven of whom are standing for re-election this year. Minturn T. Wright, III, a director since 1973, retired from the Board in October 1997. Richard A. Bachmann was elected to fill the vacancy created by Mr. Wright's retirement. The eight directors nominated by the Board for election at the 1998 Annual Meeting are Richard A. Bachmann, Lennox K. Black, John D. Cadigan, A. James Dearlove, Robert Garrett, Joe T. Rye, John A. H. Shober and Frederick C. Witsell, Jr. The nominees, if elected, will serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Although all nominees currently intend to serve on the Board, if any nominee should decline or be unable to serve, the Board will designate a substitute nominee. The Company has no reason to believe that any nominee will decline or be unable to serve.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                  VOTE FOR THE ELECTION OF THE EIGHT NOMINEES.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTOR

     Following is information regarding the age, positions held with the Company, business experience during the past five years and other directorships held by each nominee for director.

    AGE, POSITION WITH THE COMPANY, BUSINESS EXPERIENCE         DIRECTOR
     DURING THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS         SINCE
-------------------------------------------------------------   ---------

RICHARD A. BACHMANN, age 53                                     1997<F3>
President and Chief Executive Officer of Energy Partners,
LLC, oil and gas exploration and production (Jan. 1997 to
date); President and Chief Operating Officer (Oct. 1995 to
Jan. 1997) and Executive Vice President--Finance and
Administration (May 1989 to Oct. 1995) of Louisiana Land and
Exploration Company. Director of Energy Partners, LLC.

LENNOX K. BLACK, age 68                                          1984<F1>
Chairman of the Company's Board of Directors (1992 to date);
Chief Executive Officer of the Company (April 1992 to May
1996); Chief Executive Officer of Teleflex, Inc.,
manufacturer of automotive, marine, industrial, aerospace
and medical products to markets worldwide (1971 to 1995).
Chairman of the Board of Teleflex, Inc., Director of Quaker
Chemical Corporation, The Pep Boys-Manny, Moe & Jack and
Imagemax, Inc.

JOHN D. CADIGAN, age 57                                          1987<F1>
President of Rio Petrol, Inc., oil and gas investments (1984 to date); Vice President of Campbell Investment Company,
investments (1976 to date); President of Cadigan Corp.,
investments (1980 to date). Director of Rio Petrol, Inc.,
Campbell Investment Company, Cadigan Corp. and Joshua Green
Corporation.

A. JAMES DEARLOVE, age 50                                        1996<F1>
President and Chief Executive Officer of the Company (May
1996 to date); President and Chief Operating Officer of the
Company (1994 to May 1996); Senior Vice President of the
Company (1992 to 1994). Director of Powell River Project,
National Council of Coal Lessors and Safe Harbor of West
Chester.



ROBERT GARRETT, age 61                                           1997<F2>
President of AdMedia Partners, Inc., investment banking firm serving media and advertising businesses (1990 to date);
President of Robert Garrett & Sons Inc., venture investing
and financial advisory company (1986 to date). Director
 (Chairman) of Southeast Publishing Ventures, Inc. and
Mickelberry Communications, Inc.

JOE T. RYE, age 59                                               1997<F3>
President of Joe T. Rye, P.C., business consulting (1992 to
date) and a rancher (1979 to date); President and Chief
Executive Officer of Universal Seismic Associates, Inc., oil
and gas exploration and production and seismic acquisition
and processing (Nov. 1997 to date). Director of Universal
Seismic Associates, Inc.

JOHN A. H. SHOBER, age 64                                        1978<F2><F3>
Vice Chairman of the Company's Board of Directors (April
1992 to 1996). Chairman of the Board of Anker Coal Group,
Inc., Director of BetzDearborn, Inc., C & D Technologies,
Inc., Eisenhower Exchange Fellowships, Ensign Bickford
Industries, Inc., First Reserve Corporation and MIBRA GmbH.

FREDERICK C. WITSELL, JR., age 64                                1972<F1><F2>
Vice Chairman of J. P. Morgan Florida FSB (Sept. 1993 to
date); Managing Director of Morgan Guaranty Trust Company of
New York (Feb. 1989 to Jan. 1994). Director and Vice
Chairman of J. P. Morgan Florida FSB.

<F1> Member of the Executive Committee
<F2> Member of the Compensation and Benefits Committee
<F3> Member of the Audit Committee

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held six meetings during 1997. The Board has three committees consisting of the Executive Committee, the Compensation and Benefits Committee and the Audit Committee. The Board does not have a nominating committee. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served.

     The Executive Committee, subject to certain exceptions and applicable law, has and may exercise the full power of the Board in managing the business and affairs of the Company when the Board is not in session. The Executive Committee, composed of Messrs. Black (Chairman), Dearlove, Cadigan and Witsell, did not meet in 1997.

     The Compensation and Benefits Committee, composed of Messrs. Shober (Chairman), Garrett and Witsell, reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company, periodically reviews the Company's and its subsidiaries' employee benefit plans and reports its recommendations to the Board of Directors. The Compensation and Benefits Committee met once in 1997.

     The Audit Committee, composed of Messrs. Rye (Chairman), Bachmann and Shober, met twice in 1997. The Audit Committee examines the activities of the Company's independent auditors and internal audit department to determine whether such activities are reasonably designed to assure the soundness of accounting and financial procedures. The Audit Committee annually reviews the Company's accounting policies and the objectivity of its financial reporting and considers the qualifications of the Company's independent auditors and the scope of their audit and makes recommendations to the Board as to their selection.

COMPENSATION OF DIRECTORS
      Each non-employee director receives 600 shares of the Company's Common Stock and $5,000 cash on the Annual Meeting date. Directors appointed between Annual Meeting dates will receive a pro rata portion of shares and cash. Each non-employee director also receives $650 for each Board of Directors and committee meeting he attends. Committee chairmen receive an additional $100 for each meeting they chair.

     Under the 1995 Directors' Stock Option Plan, each director is granted an option to purchase 10,000 shares of the Company's Common Stock upon his appointment to the Board and on the first business day of each of the years 1996 through 1999 has or will receive an option to purchase 100 or, in the case of each such year commencing after August 15, 1996, the effective date of the Company's two-for-one stock split, 200 additional shares of the Company's Common Stock.

     Under the terms of his consulting agreement with the Company, the Company paid to Lennox K. Black $7,232 ($6,250 consulting fee and $936 car allowance) for the month of January 1997. Subject to his remaining Chairman of the Board, Mr. Black will receive $5,103 per month ($4,167 consulting fee and $936 car allowance) for the period February 1997 through the date of the 1999 Annual Meeting. Mr. Black served as Chief Executive Officer of the Company from April 1992 to May 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding persons known by the Company to beneficially own more than five percent of the Company's outstanding Common Stock as of December 31, 1997. All such information is based on information furnished to the Company by the respective shareholders or contained in filings submitted to the Securities and Exchange Commission
(the "SEC") such as Schedules 13D and 13G.

                                             AMOUNT AND NATURE
                                               OF BENEFICIAL
                                               OWNERSHIP OF      PERCENT
            NAME AND ADDRESS                   COMMON STOCK      OF CLASS<F1>
------------------------------------------   -----------------   ------------
T. ROWE PRICE ASSOCIATES, INC.               957,800 <F2>        11.58%
100 East Pratt Street
Baltimore, Maryland 21202

DIMENSIONAL FUND ADVISORS INC.               647,500 <F3>         7.83%
299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

E. B. LEISENRING, JR.                        585,117 <F4>         7.08%
One Tower Bridge, Suite 501
West Conshohocken, Pennsylvania 19428

FIRST UNION CORPORATION                      464,156 <F5>         5.61%
NCO137
Charlotte, NC 28288

TWEEDY BROWNE                                414,873 <F6>         5.01%
52 Vanderbilt Avenue
New York, New York 10017

<F1> Based on 8,274,326 shares of Common Stock issued and outstanding on
December 31, 1997.

<F2> These shares are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 450,000 shares, representing 5.4% of the shares outstanding), to which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

<F3> Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 647,500 shares as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

<F4> Includes 62,169 shares held by Mr. Leisenring; 27,400 shares held by Mr.
Leisenring's spouse; 269,616 shares held by four trusts of which Mr. Leisenring is co-trustee with First Union National Bank and with respect to which he shares voting and investment power; 26,002 shares held by three trusts of which Mr. Leisenring is co-trustee with Mellon Bank and with respect to which he shares voting and investment power; and 200,000 shares held by Sinkler Corporation, a wholly-owned subsidiary of Wentz Corporation, of which Mr. Leisenring is a director. Mr. Leisenring expressly disclaims beneficial ownership of the shares held by Sinkler Corporation.

<F5> Includes 281,544 shares over which First Union Corporation had sole voting power and 172,800 shares and 270,216 shares over which First Union Corporation had sole and shared dispositive power, respectively.

<F6> Of the total 414,873 shares, Tweedy Brown had sole voting authority over
399,009 shares and no voting authority over 15,864 shares.

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by incumbent directors, nominees for director, the executive officers named in the Summary Compensation Table (the
"Named Executives") and all directors and executive officers as a group as of March 16, 1998.

                             AMOUNTS AND NATURE
DIRECTORS, NOMINEES          OF BENEFICIAL                    PERCENT OF
AND EXECUTIVE OFFICERS       OWNERSHIP OF COMMON STOCK <F1>   CLASS <F2>
-------------------------    ------------------------------   ----------

Richard A. Bachmann                674
Lennox K. Black                263,452<F3>                       3.11%
John D. Cadigan                 76,884<F4>
A. James Dearlove              256,759<F5>                       3.02%
Robert Garrett                  12,600<F6>
Joe T. Rye                      10,600<F7>
John A. H. Shober              227,000<F8>                       2.74%
Frederick C. Witsell, Jr.       21,000<F9>
David R. Barker                 73,257<F10>
Keith D. Horton                151,370<F11>                      1.80%
Steven W. Tholen               152,795<F12>                      1.82%
All directors, nominees for
director and executive
officers as a group
(11 persons)                  1,206,391<F13>                    13.30%

<F1> Unless otherwise indicated, all shares are owned directly by the named person and such person has sole power to vote and dispose of such shares. Includes all options that are exercisable by the named person prior to May 16, 1998.

<F2> Unless otherwise indicated, beneficial ownership is less than 1% of the
Company's outstanding Common Stock.

<F3> Includes options to purchase 200,400 shares and 2,000 shares held by Mr.
Black's spouse.

<F4> Includes options to purchase 10,400 shares; 1,400 shares held in Mr.
Cadigan's Keogh account; 2,000 shares owned by Cadigan Corp. (of which Mr. Cadigan is an officer and director); 200 shares held in Mr. Cadigan's IRA; 15,700 shares owned by Campbell Investment Company (of which Mr. Cadigan is an officer and director); 14,000 shares owned by Rio Petrol, Inc. (of which Mr. Cadigan is an officer and director); 814 shares owned by an estate (of which Mr. Cadigan is the beneficiary); and a total of 30,084 shares held in a number of separate accounts with respect to which Mr. Cadigan shares voting or investment power.

<F5> Includes options to purchase 232,600 shares; 4,320 shares held in Mr.
Dearlove's deferred compensation account; and 8,330 shares held in Mr. Dearlove's ESOP account.

<F6> Includes options to purchase 10,000 shares.

<F7> Includes options to purchase 10,000 shares.

<F8> Includes options to purchase 10,400 shares and 200,000 shares owned by
Sinkler Corporation, a wholly-owned subsidiary of Wentz Corporation, of which Mr. Shober is a director.

<F9> Includes options to purchase 10,400 shares.

<F10> Includes options to purchase 70,000 shares; 359 shares held in Mr.
Barker's deferred compensation account; and 398 shares held in Mr. Barker's ESOP account.

<F11> Includes options to purchase 102,000 shares; options to purchase 38,500 shares held by Mr. Horton's spouse; 1,251 shares held in Mr. Horton's deferred compensation account; 1,274 shares held in his spouse's deferred compensation account; 4,714 shares held in Mr. Horton's ESOP account; and 3,631 shares held in his spouse's ESOP account.

<F12> Includes options to purchase 130,000 shares and 895 shares held in Mr.
Tholen's ESOP account.

<F13> Includes options to purchase 788,900 shares; 7,024 shares in the employees' deferred compensation accounts and 17,968 shares in the ESOP accounts of executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file, by a specified date, reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of such reports to the Company. The Company believes that all such persons filed such reports in a timely fashion during 1997, except Interkohle Beteiligungsgesellschaft mbH ("Interkohle"), formerly the owner of approximately 20 percent of the Company's Common Stock, which failed to file on a timely basis one report on Form 4 regarding the disposition of all of the Company's Common Stock held by Interkohle.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation of the Named Executives for each of the years 1997, 1996 and 1995, respectively.

                           SUMMARY COMPENSATION TABLE
                                                 ANNUAL
                                              COMPENSATION
                                  ---------------------------------------
                                                          OTHER ANNUAL
NAME AND                          SALARY       BONUS      COMPENSATION
PRINCIPAL POSITION        YEAR    ($)          ($)        ($) <F1>
----------------------    ----    ---------   ---------   ---------------
A. James Dearlove         1997    260,000     50,000
President and Chief       1996    240,000     30,000
Executive Officer         1995    200,000     40,000
Steven W. Tholen          1997    160,000     30,000
Vice President and Chief  1996    150,000     15,000
Financial Officer <F4>    1995     75,836        -0-      27,351 <F5>
Keith D. Horton           1997    130,000     25,000
Vice President <F7>       1996    120,000     15,000
David R. Barker           1997    136,000     25,000
Vice President <F9>       1996    100,000        -0-

                            LONG-TERM
                            COMPENSATION
                           ---------------
                            SECURITIES
                            UNDERLYING            ALL
NAME AND                    OPTIONS               OTHER
PRINCIPAL POSITION          (#) <F2>              COMPENSATION
----------------------     ---------------        -------------
A. James Dearlove           40,000                14,254 <F3>
President and Chief        110,000                15,850
Executive Officer           40,000                26,320
Steven W. Tholen            40,000                14,304 <F6>
Vice President and Chief    70,000                10,342
Financial Officer <F4>      20,000                   400
Keith D. Horton             30,000                13,830 <F8>
Vice President <F7>         40,000                12,342
David R. Barker             30,000                11,171 <F11>
Vice President <F9>         40,000                   321

<F1> Unless otherwise indicated, total Other Annual Compensation is less than
10 percent of the Named Executive's total annual salaries and bonus.

<F2> Numbers of shares reflect the Company's two-for-one stock split effective as of August 15, 1997.

<F3> Includes Company contributions to Mr. Dearlove's deferred compensation account, ESOP account and life insurance premiums of $4,000, $8,526 and $1,728, respectively.

<F4> Mr. Tholen joined the Company as Vice President and Chief Financial
Officer in June 1995.

<F5> Includes $4,366 attributable to Mr. Tholen's personal use of a Company car and a $22,985 moving allowance.

<F6> Includes Company contributions to Mr. Tholen's deferred compensation account, ESOP account and life insurance premiums of $4,000, $9,370 and $934, respectively.

<F7> Mr. Horton was named Vice President of the Company in February 1996.

<F8> Includes Company contributions to Mr. Horton's deferred compensation account, ESOP account and life insurance premiums of $4,000, $9,273 and $557, respectively.

<F9> Mr. Barker joined the Company as Vice President in March 1996.

<F10> Includes $3,339 attributable to Mr. Barker's personal use of a Company car, a $10,833 moving allowance and $31,024 of moving expenses.

<F11> Includes Company contributions to Mr. Barker's deferred compensation account, ESOP account and life insurance premiums of $4,000, $6,720 and $451, respectively.


     The following two tables set forth certain information regarding options granted and exercised under the Company's 1994 Stock Option Plan and 1995 Directors' Stock Option Plan during 1997 to each of the Named Executives.

                  INDIVIDUAL OPTION GRANTS IN FISCAL YEAR 1997

                              NUMBER OF     PERCENT OF
                              SECURITIES    TOTAL
                              UNDERLYING    OPTIONS
                              OPTIONS       GRANTED TO
                              GRANTED       EMPLOYEES        EXERCISE
         NAME                 (#) <F1>      IN 1997 <F2>     PRICE ($/SH)
-------------------------    ------------   --------------   -------------
A. James Dearlove            40,000         16%             $21.875
                                200         <F4>            $23.375
Steven W. Tholen             40,000         16%             $21.875
Keith D. Horton              30,000         12%             $21.875
David R. Barker              30,000         12%             $21.875

                                                   GRANT DATE
                                                   PRESENT
         NAME                EXPIRATION DATE       VALUE <F3>
-------------------------    ------------------    --------------
A. James Dearlove           January 28, 2007       $295,600
                            January 01, 2007       $  1,478
Steven W. Tholen            January 28, 2007       $295,600
Keith D. Horton             January 28, 2007       $221,700
David R. Barker             January 28, 2007       $221,700

<F1> Reflects the Company's two-for-one stock split effective as of August
15, 1997.

<F2> Options to purchase a total of 250,000 shares of Common Stock were granted to employees during the Company's fiscal year ended December 31, 1997.

<F3> The Black-Scholes model was used to determine the grant date present value of the stock options. This method requires the use of certain assumptions that affect the value of the options. The assumptions used in this model are the volatility of the Company's stock price, an estimate of the risk-free interest rate and expected dividend yield. For purposes of this model, a volatility factor of 36.77%, a 6.63% risk-free interest rate and a 4.11% expected dividend rate were used. No adjustments were made for non-transferability or for risk of forfeiture of the stock options. This model assumes all of the options are exercised by the tenth year. There is no assurance that these assumptions will prove true in the future. The actual value of the options depends on the market price of the Common Stock at the date of exercise, which may vary from the theoretical value indicated in the table.

<F4> These options were granted under the 1995 Directors' Stock Option Plan and were, therefore, not included in the calculation of percent of total options granted to employees.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                     AND FISCAL YEAR-END OPTION VALUES <F1>

                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                         UNDERLYING UNEXERCISED      IN-THE-MONEY-OPTIONS
                         OPTIONS AT YEAR-END         AT YEAR-END <F2>
                      --------------------------   --------------------------
NAME                  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------  -----------  -------------   -----------  -------------
A. James Dearlove     197,400      400,200         $2,394,640    $306,225
Steven W. Tholen       90,000      40,000          $1,163,090    $305,000
Keith D. Horton        72,000      30,000          $  920,785    $228,750
David R. Barker        40,000      30,000          $  509,980    $228,750


<F1> No Named Executive exercised any stock options in 1997.

<F2> Values are calculated by multiplying the amount by which the market value per share of the Company's Common Stock exceeded the option exercise price per share at December 31, 1997 times the number of shares underlying the option.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Under the Company's severance policy, all officers whose employment is terminated following a change in control (as defined in the policy) of the Company will receive certain payments according to a formula based on the officer's salary, length of service with the Company and age. The maximum amount payable to an officer under the policy is 250 percent of such officer's then-current annual salary. The following table indicates amounts payable to the Named Executives upon a change of control as of March 31, 1998.

                               NUMBER OF MONTHS   AMOUNTS PAYABLE
                               ----------------   ---------------
A. James Dearlove............  22.500             $506,250
Steven W. Tholen.............  13.125             $185,942
Keith D. Horton..............  18.750             $218,756
David R. Barker..............  13.125             $153,130


                   COMPENSATION AND BENEFITS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     POLICIES APPLICABLE TO EXECUTIVE OFFICERS. The Committee has designed executive compensation policies which it believes are conducive to the Company's providing levels of compensation competitive with those of industry peers of comparable size. The compensation paid to executive officers, including the Chief Executive Officer, reflects rewards for individual contributions toward achievement of the Company's annual and long-term performance goals, the Company's above-average corporate performance compared with industry peer groups and individual contributions to the day-to-day operations of the management team. Executive Officers are paid a combination of base salary, stock options and cash bonus awards.

     Base salaries are reviewed by the Committee annually and are based on subjective evaluations of each individual officer's performance and the Company's performance. The Committee assigns significant weight to the evaluations made by Mr. Dearlove concerning the other Named Executives.

     The Committee grants stock options to executive officers and other employees as a means of providing long-term incentive to the Company's employees. The Committee believes the granting of stock options encourages increased performance by the Company's employees, including its officers, and aligns the interests of the Company's employees with those of its shareholders. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary as discussed in the previous paragraph.

     To ensure the Company's compensation policies are competitive with those of its peers and to maximize the Company's ability to retain qualified executive officers, the Committee also considers on an annual basis whether to pay cash bonuses to some or all employees, including the Named Executives.

    CHIEF EXECUTIVE OFFICER COMPENSATION.  When determining Mr. Dearlove's
1997 compensation as reflected in the executive compensation table contained herein, the Committee considered, among others, the following factors:

     - Compensation paid to Chief Executive Officers of other comparably sized companies, particularly those in the energy production industry.

     - Listing of the Company's Common Stock for trading on the New York
       Stock Exchange.

     - Establishment of a five-year plan for the Company's performance and growth.

     - Successful acquisition of certain coal properties.

     - Addition to the Board of Directors of three new members possessing expertise in the financial and/or energy industries.


     - Successful consummation of the sale by Interkohle of 20 percent of the Company's outstanding Common Stock to a diversified group of shareholders including several financial institutions and mutual funds as well as the Company's management and directors.

     - Effectuation of a two-for-one split of the Company's Common Stock.

     - The Company's achievement of the highest annual operating income in its history.

     - Successful continued development of and diversification of lessees on properties which, until May 1996, had been leased principally to a single lessee.

                                  COMPENSATION AND BENEFITS COMMITTEE

                                  Robert Garrett
                                  John A. H. Shober
                                  Frederick C. Witsell, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Benefits Committee is composed entirely of outside directors.

     In 1997, the Company paid approximately $70,000 to Robert Garrett & Sons
Inc., of which Mr. Garrett serves as President, for consulting services.
These services were terminated upon Mr. Garrett's appointment to the Board.


                               PERFORMANCE GRAPH

     The following graph compares Penn Virginia's five-year cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor's Exploration & Production Index, the
Standard & Poor's Industrials Index and the Dow Jones Coal Index. The graph assumes $100 is invested on January 1, 1993 in Penn Virginia Corporation and each index at December 31, 1992 closing prices.



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               PENN VIRGINIA, S&P EXPLORATION & PRODUCTION INDEX,
                 S&P INDUSTRIALS INDEX AND DOW JONES COAL INDEX

                             1992  1993  1994  1995  1996  1997
                             ----  ----  ----  ----  ----  ----
Penn Virginia Corporation    100   117   103   112   170   222
S&P Exploration &
Production Index             100    97    77    91   120   110
Dow Jones Coal Index         100   145   138   142   151   126
S&P Industrials Index        100   109   113   151   188   243

     There are six companies in the Standard & Poor's Exploration & Production Index: Anadarko Petroleum, Burlington Resources, Inc., Kerr-McGee Corp., Apache Corp., Oryx Energy Co. and Union Pacific Resources Group Inc. The Dow Jones Coal Index includes Pittston Minerals Group, Ziegler Coal Holding Company and the Company.

                           EMPLOYEES' RETIREMENT PLAN

     As of June 30, 1996, the Company froze benefits under its noncontributory defined benefit pension plan at which time each participating employee was granted a nonforfeitable right to 100 percent of his accrued benefit. In general, the pension plan provides for payment of annual retirement benefits to eligible employees who retire at age 65. The amount of the pension payment is based on a career average benefit formula, which takes into account years of service and annual earnings of the employee. The pension plan is designed to provide a retirement income which, when combined with benefits from the Company's defined contribution plans and Social Security, should allow the long-term employee to maintain after retirement his standard of living at the time of retirement. The pension plan also provides for deferred retirement benefits for disabled employees, reduced benefits for early retirement and additional accruals for years of service beyond age 65 prior to June 30, 1996.

     The following table shows the estimated annual pension benefits payable to employees of the Company, including the Named Executives, upon retirement at age 65, in various remuneration and years-of-service classifications, assuming the election of a pension benefit payable as a life annuity with five years certain. The table is representative of an employee who is currently age 65. Benefit amounts set forth in the table are not presently subject to any deduction for Social Security benefits or other offset amounts.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                               YEARS OF SERVICE
ANNUAL               ---------------------------------------
COMPENSATION            15              20             25
------------------   -------         -------         -------
$125,000             $24,375         $32,500         $40,625
$150,000             $29,250         $39,000         $48,750
$175,000 <F1>        $31,200         $41,600         $52,000
$200,000 <F1>        $31,200         $41,600         $52,000
$225,000 <F1>        $31,200         $41,600         $52,000
$250,000 <F1>        $31,200         $41,600         $52,000
$275,000 <F1>        $31,200         $41,600         $52,000

<F1> Beginning in 1989, the Internal Revenue Code ("IRC") restricted the amount of annual compensation which may be considered in the computation of benefits payable from a qualified pension plan. The 1996 compensation limit was $150,000. Benefit accruals ceased as of June 30, 1996.


     Separate IRC Section 415 restrictions limit the annual benefit payable to $125,000 in 1997.

     Credited years of service under the pension plan for Messrs. Dearlove, Tholen, Horton, and Barker are 19, 1, 16, and 1, respectively.

                                 MISCELLANEOUS

INDEPENDENT ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Company has reappointed Arthur Andersen LLP ("Arthur Andersen") as the independent accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Arthur Andersen was originally appointed as the Company's independent accounting firm following the dismissal of KPMG Peat Marwick LLP ("KPMG") in August 1996, which dismissal was approved by the Audit Committee. Neither KPMG nor Arthur Andersen has, during either of the Company's past two fiscal years ended December 31, 1997 or December 31, 1996 issued a report on the financial statements for such years which contained an adverse opinion, disclaimer of opinion, modification or qualification. At no time during the Company's fiscal years ended December 31, 1997 or December 31, 1996 did the Company and KPMG disagree on any matter or accounting principles and practices, financial statement disclosure or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in its report.

OTHER MATTERS

     The Board of Directors knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any proposal submitted by shareholders for inclusion in the Company's proxy statement and proxy for the 1999 Annual Meeting of Shareholders of the Company must be received by the Company at its corporate offices in Radnor, Pennsylvania on or before November 27, 1998, and must comply in all other respects with the Company's Bylaws and applicable rules and regulations of the SEC relating to such inclusion.

ANNUAL REPORT ON FORM 10-K

     Copies of the Company's Annual Report on Form 10-K (without exhibits) as filed with the SEC will be furnished without charge upon written request of any shareholder of record. Requests for this report should be directed to Nancy M. Snyder, Corporate Secretary, Penn Virginia Corporation, One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

                                          By Order of the Board of Directors

                                          /S/ NANCY M. SNYDER
                                          ---------------------------
                                          Nancy M. Snyder
                                          Corporate Secretary

March 27, 1998

VOTING CARD

                            PENN VIRGINIA CORPORATION
                           One Radnor Corporate Center
                         Suite 200, 100 Matsonford Road
                           Radnor, Pennsylvania 19087

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints A. James Dearlove, Steven W. Tholen and Nancy M. Snyder as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Penn Virginia Corporation (the "Company") held of record by the undersigned on March 6, 1998, at the Annual Meeting of Shareholders to be held on May 5, 1998 or any adjournment thereof.

                  (To Be Completed and Signed on Reverse Side.)

A  [X] Please mark your votes as in this example using dark ink only.

                            WITHHOLD
1.  ELECTION OF      FOR    AUTHORITY
    DIRECTORS       [   ]     [   ]      Nominees: Richard A. Bachmann
                                                   Lennox K. Black
                                                   John D. Cadigan
                                                   A. James Dearlove
                                                   Robert Garrett
                                                   Joe T. Rye
                                                   John A. H. Shober
                                                   Frederick C. Witsell, Jr.


WITHHELD FOR: (Write that nominee's name in the space provided below.)


----------------------------------------



____________________________________  Date _____________, 1998,
            SIGNATURE

____________________________________  Date _____________, 1998
    SIGNATURE IF HELD JOINTLY


NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian give full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.